Exhibit 99.1

N E W S  R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO H. Andrew DeFerrari, Senior Vice President and CFO (561) 627-7171

March 1, 2017

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2017 SECOND QUARTER RESULTS
AND PROVIDES GUIDANCE FOR THE NEXT FISCAL QUARTER

Palm Beach Gardens, Florida, March 1, 2017 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the second quarter ended January 28, 2017. The Company reported:

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Contract revenues of $701.1 million for the quarter ended January 28, 2017, compared to $559.5 million for the quarter ended January 23, 2016. Contract revenues for the quarter ended January 28, 2017 grew 22.9% on an organic basis after excluding contract revenues from acquired businesses that were not owned for the entire period in both the current and prior year quarter. Total contract revenues from acquired businesses were $13.4 million for the quarter ended January 28, 2017, compared to none for the quarter ended January 23, 2016.

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Non-GAAP Adjusted EBITDA of $86.2 million, or 12.3% of contract revenues, for the quarter ended January 28, 2017, compared to $66.4 million, or 11.9% of contract revenues, for the quarter ended January 23, 2016.

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On a GAAP basis, net income was $23.7 million, or $0.74 per common share diluted, for the quarter ended January 28, 2017, compared to net income of $15.5 million, or $0.46 per common share diluted, for the quarter ended January 23, 2016. Non-GAAP Adjusted Net Income was $26.4 million, or $0.82 per common share diluted, for the quarter ended January 28, 2017, compared to Non-GAAP Adjusted Net Income of $18.0 million, or $0.54 per common share diluted, for the quarter ended January 23, 2016. Non-GAAP Adjusted Net Income for the quarter ended January 28, 2017 and January 23, 2016 excludes $4.4 million and $4.1 million, respectively, of pre-tax interest expense incurred for non-cash amortization of the debt discount associated with the Company’s 0.75% convertible senior notes due September 2021.

The Company also reported:

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Contract revenues of $1.500 billion for the six months ended January 28, 2017, compared to $1.219 billion for the six months ended January 23, 2016. Contract revenues for the six months ended January 28, 2017 grew 20.3% on an organic basis after excluding contract revenues from acquired businesses that were not owned for the entire period in both the current and prior year period. Total contract revenues from acquired businesses were $101.2 million for the six months ended January 28, 2017, compared to $55.8 million for the six months ended January 23, 2016.

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Non-GAAP Adjusted EBITDA of $215.4 million, or 14.4% of contract revenues, for the six months ended January 28, 2017, compared to $172.1 million, or 14.1% of contract revenues, for the six months ended January 23, 2016.

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On a GAAP basis, net income was $74.7 million, or $2.32 per common share diluted, for the six months ended January 28, 2017, compared to net income of $46.3 million, or $1.37 per common share diluted, for the six months ended January 23, 2016. Non-GAAP Adjusted Net Income was $80.2 million, or $2.49 per common share diluted, for the six months ended January 28, 2017, compared to Non-GAAP Adjusted Net Income of $60.0 million, or $1.78 per common share diluted, for the six months ended January 23, 2016. Non-GAAP Adjusted Net Income for the six months ended January 28, 2017 and January 23, 2016 excludes $8.7 million and $5.9 million, respectively, of pre-tax interest expense incurred for non-cash amortization of the debt discount associated with the Company’s

0.75% convertible senior notes due September 2021. Non-GAAP Adjusted Net Income for the six months ended January 23, 2016 also excludes the impact of a pre-tax charge of approximately $16.3 million for early extinguishment of debt in connection with the redemption of the Company’s 7.125% senior subordinated notes.

The Company also announced its outlook for the third quarter of fiscal 2017. The Company currently expects total contract revenues for the third quarter of fiscal 2017 to range from $715 million to $745 million. On a GAAP basis, diluted earnings per common share for the third quarter of fiscal 2017 is expected to range from $1.02 to $1.15. Non-GAAP Adjusted Diluted Earnings per Common Share is expected to range from $1.11 to $1.24. Non-GAAP Adjusted Diluted Earnings per Common Share guidance excludes $4.4 million of pre-tax interest expense for non-cash amortization of debt discount, or $0.09 per common share diluted on an after-tax basis. A reconciliation of Non-GAAP Adjusted Diluted Earnings per Common Share guidance provided for the third quarter of fiscal 2017 is included within the press release tables.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, the Company may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. See Explanation of Non-GAAP Financial Measures directly following the press release tables.

Conference Call Information and Other Selected Data

A conference call to review the Company’s results will be hosted at 9:00 a.m. (ET), Wednesday, March 1, 2017; call (800) 230-1074 (United States) or (612) 234-9960 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call. A live webcast of the conference call and related materials will be available at www.dycomind.com. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and related materials will be available at www.dycomind.com until Friday, March 31, 2017.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services throughout the United States and in Canada. These services include program management, engineering, construction, maintenance and installation services for telecommunications providers, underground facility locating services for various utilities, including telecommunications providers, and other construction and maintenance services for electric and gas utilities.

Forward Looking Information

Fiscal 2017 second quarter results are preliminary and unaudited. This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements are based on management’s current expectations, estimates and projections and include the third quarter of fiscal 2017 outlook, backlog and statements found under the “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures” section of this release. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and include business and economic conditions and trends in the telecommunications industry affecting the Company’s customers, the adequacy of the Company’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company’s assets may be impaired, preliminary purchase price allocations of acquired businesses, expected benefits and synergies of acquisitions, the future impact of any acquisitions or dispositions, adjustments and cancellations related to the Company’s backlog, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.

---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	January 28, 2017	July 30, 2016
ASSETS
Current assets:
Cash and equivalents	$29,491	$33,787
Accounts receivable, net	308,867	328,030
Costs and estimated earnings in excess of billings	397,048	376,972
Inventories	84,535	73,606
Deferred tax assets, net	20,886	22,733
Income tax receivable	26,639	—
Other current assets	20,863	16,106
Total current assets	888,329	851,234

Property and equipment, net	344,120	326,670
Goodwill and other intangible assets, net	498,226	508,036
Other	35,768	33,776
Total non-current assets	878,114	868,482
Total assets	$1,766,443	$1,719,716

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$99,318	$115,492
Current portion of debt	18,813	13,125
Billings in excess of costs and estimated earnings	18,004	19,557
Accrued insurance claims	39,428	36,844
Income taxes payable	452	15,307
Other accrued liabilities	87,137	122,302
Total current liabilities	263,152	322,627

Long-term debt	740,575	706,202
Accrued insurance claims	59,693	52,835
Deferred tax liabilities, net non-current	83,352	76,587
Other liabilities	4,599	4,178
Total liabilities	1,151,371	1,162,429

Total stockholders’ equity	615,072	557,287
Total liabilities and stockholders’ equity	$1,766,443	$1,719,716

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts)
Unaudited

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	January 28, 2017	January 23, 2016	January 28, 2017	January 23, 2016
Contract revenues	$701,131	$559,470	$1,500,355	$1,218,738

Costs of earned revenues, excluding depreciation and amortization	561,371	450,284	1,176,361	957,263
General and administrative expenses (a)	58,191	47,020	118,395	98,484
Depreciation and amortization	35,705	29,898	70,252	57,347
Total	655,267	527,202	1,365,008	1,113,094

Interest expense, net (b)	(9,181)	(7,872)	(18,248)	(17,003)
Loss on debt extinguishment (c)	—	—	—	(16,260)
Other income, net	1,006	1,072	1,946	2,542
Income before income taxes	37,689	25,468	119,045	74,923

Provision for income taxes	14,026	9,995	44,332	28,626

Net income	$23,663	$15,473	$74,713	$46,297

Earnings per common share:

Basic earnings per common share	$0.75	$0.47	$2.37	$1.41

Diluted earnings per common share	$0.74	$0.46	$2.32	$1.37

Shares used in computing earnings per common share:
Basic	31,531,834	32,662,942	31,480,660	32,767,088

Diluted	32,161,566	33,520,136	32,180,923	33,703,438

(a) Includes stock-based compensation expense of $5.3 million and $4.2 million for the three months ended January 28, 2017 and January 23, 2016, respectively, and $11.0 million and $8.7 million for the six months ended January 28, 2017 and January 23, 2016, respectively.

(b) Includes $4.4 million and $4.1 million for the three months ended January 28, 2017 and January 23, 2016, respectively, and $8.7 million and $5.9 million for the six months ended January 28, 2017 and January 23, 2016, respectively, for non-cash amortization of the debt discount associated with the 0.75% convertible senior notes due 2021 issued in September 2015.

(c) During the first quarter of fiscal 2016, the Company incurred a pre-tax charge of approximately $16.3 million for early extinguishment of debt in connection with the redemption of its 7.125% senior subordinated notes.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

CONTRACT REVENUES, NON-GAAP ORGANIC CONTRACT REVENUES, AND GROWTH %’s

	Contract Revenues - GAAP	Revenues from acquired businesses (a)	Non-GAAP - Organic Contract Revenues	GAAP - Growth %	Non-GAAP - Organic Growth %
Three Months Ended January 28, 2017	$701,131	$(13,414)	$687,717	25.3%	22.9%

Three Months Ended January 23, 2016	$559,470	$—	$559,470

Six Months Ended January 28, 2017	$1,500,355	$(101,163)	$1,399,192	23.1%	20.3%

Six Months Ended January 23, 2016	$1,218,738	$(55,805)	$1,162,933

(a) Amounts for the three and six months ended January 28, 2017 and January 23, 2016 represent revenues from acquired businesses that were not owned for the full period in both the current and prior year periods.

NON-GAAP ADJUSTED EBITDA
	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	January 28, 2017	January 23, 2016	January 28, 2017	January 23, 2016
Reconciliation of net income to Non-GAAP Adjusted EBITDA:
Net income	$23,663	$15,473	$74,713	$46,297
Interest expense, net	9,181	7,872	18,248	17,003
Provision for income taxes	14,026	9,995	44,332	28,626
Depreciation and amortization expense	35,705	29,898	70,252	57,347
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)	82,575	63,238	207,545	149,273
Gain on sale of fixed assets	(1,729)	(1,016)	(3,172)	(2,152)
Stock-based compensation expense	5,309	4,200	11,015	8,708
Loss on debt extinguishment	—	—	—	16,260
Non-GAAP Adjusted EBITDA	$86,155	$66,422	$215,388	$172,089

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
(Dollars in thousands, except share amounts)
Unaudited

NET INCOME, NON-GAAP ADJUSTED NET INCOME, NET INCOME PER COMMON SHARE, AND NON-GAAP ADJUSTED DILUTED EARNINGS PER COMMON SHARE

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	January 28, 2017	January 23, 2016	January 28, 2017	January 23, 2016
Reconciliation of Non-GAAP Adjusted Net Income:
Net income	$23,663	$15,473	$74,713	$46,297

Adjustments
Pre-tax non-cash amortization of debt discount	4,379	4,148	8,686	5,928
Pre-tax loss on debt extinguishment	—	—	—	16,260
Tax impact of adjustments	(1,631)	(1,628)	(3,242)	(8,465)
Total adjustments, net of tax	2,748	2,520	5,444	13,723

Non-GAAP Adjusted Net Income	$26,411	$17,993	$80,157	$60,020

Reconciliation of Non-GAAP Adjusted Diluted Earnings per Common Share:
Net income per common share	$0.74	$0.46	$2.32	$1.37
Total adjustments from above, net of tax	0.09	0.08	0.17	0.41
Non-GAAP Adjusted Diluted Earnings per Common Share	$0.82	$0.54	$2.49	$1.78

Diluted shares used in computing Adjusted Diluted Earnings per Common Share	32,161,566	33,520,136	32,180,923	33,703,438

OUTLOOK - DILUTED EARNINGS PER COMMON SHARE AND NON-GAAP ADJUSTED DILUTED EARNINGS PER COMMON SHARE

Outlook for the
Three Months Ending
April 29, 2017
Diluted earnings per common share (a)	$1.02 - $1.15

Adjustment
After-tax non-cash amortization of debt discount (b)	$0.09

Non-GAAP Adjusted diluted earnings per common share (a)	$1.11 - $1.24

(a) Guidance for diluted earnings per common share and Non-GAAP adjusted diluted earnings per common share for the three months ending April 29, 2017 were computed using approximately 32.0 million in diluted weighted average shares outstanding.

(b) The Company expects to recognize approximately $4.4 million in pre-tax interest expense during the three months ending April 29, 2017 for non-cash amortization of the debt discount associated with its 0.75% senior convertible notes. The Company excludes the effect of this amortization in its Non-GAAP financial measures.

Amounts in tables above may not add due to rounding.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used in this release as follows:

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Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods. Non-GAAP Organic Contract Revenue growth is calculated as the percentage change in Non-GAAP Organic Contract Revenues over those of the comparable prior year period. Management believes organic growth is a helpful measure for comparing the Company’s revenue performance with prior periods.

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Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, loss on debt extinguishment, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

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Non-GAAP Adjusted Net Income - GAAP net income before loss on debt extinguishment, non-cash amortization of the debt discount, certain non-recurring items and any tax impact related to these items. Non-GAAP Adjusted Diluted Earnings per Common Share - Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share:

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Non-cash amortization of the debt discount - The Company’s 0.75% convertible senior notes due September 2021 (the “Notes”) were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the Notes represents a debt discount. The debt discount is being amortized over the term of the Notes but does not result in periodic cash interest payments. The Company has excluded the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the Notes that will be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.

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Loss on debt extinguishment - The Company incurred a pre-tax charge of approximately $16.3 million for early extinguishment of debt in connection with the redemption of its 7.125% senior subordinated notes in the first quarter of fiscal 2016. Management believes excluding the loss on debt extinguishment from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance. The Company believes this type of charge is not indicative of its core operating results. The exclusion of the loss on debt extinguishment from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing the current and historical financial results.

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Tax impact of adjusted results - The tax impact of the adjusted results for the three and six months ended January 28, 2017 and January 23, 2016 was calculated utilizing a Non-GAAP effective tax rate which approximates the Company’s effective tax rate used for financial planning. The tax impact included in the Company’s guidance for the quarter ending April 29, 2017 was calculated using an effective tax rate used for financial planning and forecasting future results.